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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No 3 to the Registration Statement on Form F-4 of our report dated June 15, 2005, relating to the financial statements of Multicanal S.A. which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in the Prospectus, which is a part of this Registration Statement.

/s/Carlos Rebay
Carlos Rebay
PRICE WATERHOUSE & CO. S.R.L.
Buenos Aires, Argentina
January 19, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM